Exhibit 10.01

                          CLEARVIEW CINEMA GROUP, INC.

                     CONTRIBUTION, EXCHANGE, AND TERMINATION
                                    AGREEMENT

                                December __, 1994

     This Contribution, Exchange, and Termination Agreement (this "Agreement") is made by and among Clearview Cinema Group, Inc., a Delaware corporation (the "Company"), A. Dale Mayo ("Mayo"), and Brett E. Marks ("Marks").

     Mayo owns 1,000 shares of the common stock of Clearview Theater Group, Inc., a New Jersey corporation ("Theater"), 100 shares of the common stock of CCC Madison Triple Cinema Corp., a New Jersey corporation ("Madison"), 10 shares of the common stock of CCC Chester Twin Cinema Corporation, a New Jersey corporation ("Chester") and 10 shares of the common stock of CCC Manasquan Cinema Corporation, a New Jersey corporation ("Manasquan," and together with Theater, Madison, and Chester, the "Cinema Companies"). Marks owns 96 shares of the common stock of Madison and 9.6 shares of the common stock of Chester. The shares described in the preceding two sentences (the "Cinema Company Shares") constitute all of the issued and outstanding capital stock of the Cinema Companies.

     Madison has promissory notes outstanding as follows: (i) a promissory note in the principal amount of $125,000 payable to Marks and (ii) a promissory note in the principal amount of $96,000 payable to Mayo. Chester has outstanding a promissory note in the principal amount of $29,000 payable to Mayo. The promissory notes described in the preceding two sentences are collectively referred to in this Agreement as the "Notes."

     Madison and Chester are each a party to a management agreement and a shareholders agreement as follows: (i) Management Agreement between Madison and
A. Dale Mayo & Associates, Inc., dated April 1, 1994, (ii) Management Agreement between Chester and A. Dale Mayo & Associates, Inc., dated April 1, 1994, (iii) Shareholders' Agreement among Madison, Mayo, and Marks, dated April 1, 1994, and
(iv) Shareholders' Agreement among Chester, Mayo, and Marks, dated April 1, 1994 (collectively, the "Cinema Company Agreements").

     The parties wish to provide for the contribution by Mayo and Marks to the Company of the Cinema Company Shares and the Notes in exchange for shares of the common stock of the Company and for the termination of the Cinema Company Agreements. Simultaneously with the execution and delivery of this Agreement,




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the Company is issuing shares of its common stock to CMNY Capital II, L.P.
("CMNY") pursuant to an Investment and Stockholders Agreement among CMNY, the Company, Mayo, and Marks, dated the date hereof (the "Stockholders Agreement"). The contribution and exchange of stock provided for in this Agreement is intended to be a tax-free transaction under Section 351 of the Internal Revenue Code of 1986, as amended.

     Accordingly, the parties hereto, intending to be legally bound, agree as follows:

     1. Contribution and Exchange. Mayo and Marks hereby contribute all their respective Cinema Company Shares and Notes to the Company in exchange for 550 and 200 shares, respectively, of the common stock of the Company (the "Shares"). Simultaneously upon the execution and delivery of this Agreement, Mayo and Marks are delivering to the Company stock certificates for the Cinema Company Shares, duly executed for transfer, and the Company is delivering to each of Mayo and Marks a stock certificate representing the respective number of the Shares issued to him.

     2. Termination of the Cinema Company Agreements. The Cinema Company Agreements are hereby terminated.

     3. Voting Trust Agreement. Immediately following the issuance of Shares to Marks pursuant to this Agreement, Marks shall enter into a Voting Trust Agreement with Mayo, the form of which is attached hereto as Exhibit A.

     4. Representations and Warranties.

     4.1 Each of Mayo and Marks represents and warrants to the Company and to each other as follows:

         a. He understands that the Shares have not been registered under the Securities Act of 1933, as amended, (the "Federal Act") or any state securities laws because of specific exemptions under the provisions thereof that depend in part upon the representations made by him in this Agreement. He understands that the Company is relying upon his representations and agreements contained in this Agreement (and any supplemental information furnished by him) for the purpose of determining whether this transaction meets the requirements for those exemptions.

         b. He has knowledge, skill and experience in business, financial and investment matters so that he is capable of evaluating the merits and risks of an investment in the Shares. To the extent that he has deemed it appropriate to do so, he has retained, and relied upon, appropriate professional


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advice regarding the tax, legal and financial merits and consequences of the investment in the Shares.

         c. He has not relied on any representations and warranties of the Company except as expressly set forth in this Agreement; he has been provided with access to the books and records and personnel of the Company and the Cinema Companies and any other information requested by him in connection with any independent investigation of the Company and the Cinema Companies, their respective management, and related matters that he deems to be, or that his advisors (if any) have advised to be, necessary or advisable in connection with an investment in the Shares; and he and his advisors (if any) have received all information and data that he and his advisors (if any) believe to be necessary in order to reach an informed decision as to the advisability of an investment in the Shares. He is satisfied that there are no material facts regarding the Company or the Shares as to which he is not aware.

         d. He has reviewed his financial condition and commitments, alone and together with his advisors, if any, and, based on that review, he is satisfied that (i) he has adequate means of providing for his financial needs and possible contingencies and has assets or sources of income that, taken together, are more than sufficient so that he could bear the risk of loss of his entire investment in the Shares, (ii) he has no present or contemplated future need to dispose of all or any portion of the Shares to satisfy any existing or contemplated undertaking, need or indebtedness, and (iii) he is capable of bearing the economic risk of an investment in the Shares for the indefinite future. He agrees to furnish any additional information requested by the Company to assure compliance of this transaction with applicable federal and state securities laws in connection with the Shares.

         e. He understands that the Shares are "restricted securities" under applicable Federal Securities laws and that the Federal Act and the rules of the Securities and Exchange Commission provide in substance that he may dispose of the Shares only pursuant to an effective registration statement under the Federal Act or an exemption from registration if available.

         f. He is acquiring the Shares for investment only and not with a view to or in connection with any resale or distribution of the Shares, and he has no present intention of making any sale, assignment, pledge, gift, transfer or other disposition of the Shares or any interest therein.

         g. The Cinema Company Shares being contributed hereby in exchange for the Shares represent his entire equity interest in the Cinema Companies, and subsequent to the


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transactions contemplated by this Agreement he will have no ownership of, nor any outstanding or contingent agreements, arrangements or commitments, warrants, options or other rights to subscribe for or purchase, or otherwise acquire by conversion, exchange or otherwise any of the capital stock of the Cinema Companies, and none of the Cinema Companies has any liabilities or obligations to him.

         h. He has not relied upon any representations or warranties as to the value of the Cinema Company, the Cinema Company Shares, the Company or the Shares.

     4.2 The Company represents and warrants to each of Mayo and Marks as follows:

         a. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

         b. The Shares when issued hereunder will be validly issued, fully paid and non-assessable. Immediately following the issuance of the Shares hereunder and the sale of shares of common stock by the Company to CMNY, the outstanding shares of the Company's capital stock shall consist solely of 200 shares held by Marks, 550 shares held by Mayo and 250 shares held by CMNY.

         c. The Company has made any investigations that it deems necessary as to the value of the Cinema Company Shares and has not relied upon any representations and warranties of Mayo or Marks, except as expressly set forth herein.

     5. Shares. The Shares issued hereunder shall be subject to the Stockholders Agreement, and the certificates evidencing the Shares shall bear the following legend:

     The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, (the "Act") or any state Blue Sky or securities laws. These securities cannot be resold without registration under the Act or applicable state securities laws or an exemption therefrom.

     In addition, the securities represented by this certificate are subject to an Investment and Stockholders Agreement dated December ___, 1994 among the Company and the other parties named therein, as the same may be


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     modified from time to time, and may not be sold, offered, transferred, assigned, pledged, hypothecated or otherwise disposed of except in compliance with the provisions of that agreement.

     6. Governing Law. This Agreement, except for those provisions mandatorily governed by Delaware law, shall be construed and enforced in accordance with and governed by the laws of the State of New York, exclusive of its conflict of laws provisions.

     7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                               CLEARVIEW CINEMA GROUP, INC.


                                               By: __________________________
                                                        A. Dale Mayo
                                                        President

                                                -------------------------------
                                                        A. Dale Mayo


                                                -------------------------------
                                                        Brett E. Marks


     CONSENTED AND AGREED TO FOR THE PURPOSE OF SECTION 2 HEREOF:

                                           CCC MADISON TRIPLE CINEMA CORP.


                                           By: _________________________________
                                                        A. Dale Mayo
                                                        President



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                                            CCC CHESTER TWIN CINEMA CORPORATION


                                            By: _______________________________
                                                        A. Dale Mayo
                                                        President



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                                            A. DALE MAYO & ASSOCIATES, INC.


                                            By: _______________________________
                                                       A. Dale Mayo
                                                         President


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                                    EXHIBIT A

                             VOTING TRUST AGREEMENT